UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2025

Civista Bancshares, Inc.

(Exact name of Registrant as Specified in Its Charter)

Ohio	001-36192	34-1558688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East Water Street
Sandusky, Ohio		44870
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (419) 625 - 4121

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	CIVB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 27, 2025, Civista Bancshares, Inc. issued a press release announcing it plans to release second quarter 2025 financial results prior to market open on July 24, 2025. A copy of the press release is attached hereto as Exhibit 99.1.

Civista Bancshares, Inc., is a $4.1 billion financial holding company headquartered in Sandusky, Ohio. Its primary subsidiary, Civista Bank, was founded in 1884 and provides full-service banking, commercial lending, mortgage, and wealth management services. Today, Civista Bank operates 42 locations across Ohio, Southeastern Indiana and Northern Kentucky. Civista Bank also offers commercial equipment leasing services for businesses nationwide through its Civista Leasing and Finance Division, Inc., headquartered in Pittsburgh, Pennsylvania. Civista Bancshares’ common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. Learn more at www.civb.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit 99.1 Press release of Civista Bancshares, Inc. announcing the second quarter 2025 earnings release date.

Exhibit 104 Cover Page Interactive File-the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Civista Bancshares, Inc.

Date:	June 27, 2025	By:	/s/ Ian Whinnem
Senior Vice President & CFO